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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated March 7, 2000 (except for Note M which date is March 10, 2000), accompanying the consolidated financial statements of VSI Enterprises, Inc. and subsidiaries and the accompanying schedule included in the Annual Report on Form 10-K for the year ended December 31, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



                                      /s/ Grant Thornton LLP


Atlanta, Georgia
April 19, 2000